EXHIBIT (10.14(ii))

AMENDMENT NO. 1 TO

ECOLAB INC. 2023 STOCK INCENTIVE PLAN

WHEREAS, Ecolab Inc. (the “Company”) adopted the 2023 Stock Incentive Plan, effective as of May 4, 2023 (the “Plan”);

WHEREAS, the Company wishes to adopt changes to the Plan with respect to the definition of Cause;

NOW THEREFORE, pursuant to the amending power reserved to the Company’s Board of Directors by Section 19 of the Plan, the Board of Directors adopted this Amendment No. 1 to the Plan on December 4, 2024.

Section 1

Section 2.3 of the Plan is amended and restated to read as follows:

“Cause” means, unless otherwise set forth in an agreement between the Company and the Participant, (i) dishonesty, fraud, misrepresentation, embezzlement or deliberate injury or attempted injury, in each case related to the Company or any Subsidiary, (ii) any unlawful or criminal activity of a serious nature, (iii) any intentional and deliberate breach of a duty or duties that, individually or in the aggregate, are material in relation to the Participant’s overall duties, (iv) any material breach of any noncompetition, non-solicitation or confidentiality agreement entered into with the Company or any Subsidiary, or (v) substantial failure to perform duties after notice to the Participant and reasonable opportunity to cure.

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IN WITNESS WHEREOF, Ecolab Inc. has executed this Amendment No. 1 this 4th day of December, 2024.

ECOLAB INC.

	By:	/s/ Christophe Beck
Name: Christophe Beck
Title: Chairman and Chief Executive Officer

Attest:

/s/ Jandeen M. Boone
Name: Jandeen M. Boone
Title: Executive Vice President, General Counsel and Secretary